UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

Knight-Swift Transportation Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                                                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Agreement and Plan of Merger
On March 20, 2023, Knight-Swift Transportation Holdings Inc., a Delaware corporation (“KNX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with U.S. Xpress Enterprises, Inc., a Nevada corporation (“USX”) and Liberty Merger Sub Inc., a Nevada corporation and an indirect wholly owned subsidiary of KNX (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into USX, with USX surviving as an indirect wholly owned subsidiary of KNX (the “Merger”).
KNX’s board of directors (the “KNX Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. An independent and disinterested special committee of USX’s board of directors (the “USX Special Committee) has unanimously approved and declared it advisable to enter into the Merger Agreement and resolved to recommend that USX’s stockholders approve the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.
At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:
●
each share of USX’s Class A common stock (the “USX Class A Common Stock”), par value $0.01 per share, and USX Class B common stock (the “USX Class B Common Stock”), par value $0.01 per share (together with the USX Class A Common Stock, the “USX Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than the Rollover Shares (as defined below) and certain other shares, will be converted into the right to receive $6.15 in cash, without interest (the “Per Share Price”), in connection with the consummation of the Merger; and

●	all unvested outstanding equity awards of USX will be assumed by KNX and converted into outstanding equity awards of KNX.
Assuming the satisfaction of the conditions set forth in the Merger Agreement, KNX expects the Merger to close late in the second quarter or early in the third quarter of 2023.
The closing of the Merger is subject to various conditions, including:
●	the adoption of the Merger Agreement and the Merger by a majority of the voting power of the USX Common Stock entitled to vote on the Merger Agreement and the Merger (the “Single Class Vote”);

●
the adoption of the Merger Agreement and the Merger by holders of a majority of the outstanding shares of USX Class B Common Stock (voting as a single class) entitled to vote on the Merger Agreement and the Merger (the “Class B Vote” and together with the Single Class Vote, the “Statutory Merger Stockholder Approvals”);

●
the adoption of an amendment to USX’s amended and restated articles of incorporation (the “Charter Amendment”) by (i) a majority of the voting power of the USX Common Stock entitled to vote on the Charter Amendment, (ii) the holders of a majority of the outstanding shares of USX Class A Common Stock (voting as a single class) entitled to vote on the Charter Amendment, and (iii) the holders of a majority of the outstanding shares of USX Class B Common Stock (voting as a single class) entitled to vote on the Charter Amendment, (collectively, the “Statutory Charter Amendment Stockholder Approvals”);

●
in connection with the Single Class Vote, a majority of the outstanding shares of USX Common Stock (other than the shares owned by (i) the Rollover Holders (as hereinafter defined), certain trusts and entities and family members of USX’s Executive Chairman, Max L. Fuller, and USX’s Chief Executive Officer, William E. Fuller, and their Affiliates (as defined in the Merger Agreement), (ii) KNX and its Affiliates, and (iii) the directors and executive officers of USX), having been cast in favor of the Merger Agreement and the Merger, with each share of USX Common Stock counted equally for this purpose (the “Majority-of-the-Minority-Approval Condition” and, together with the Statutory Merger Stockholder Approvals and the Statutory Charter Amendment Stockholder Approvals, the “Requisite Stockholder Approval”);

●	the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

●
the absence of any outstanding law, regulation, or order, enacted, entered, or enforced by any governmental entity that prevents, materially restrains, materially impairs, or makes illegal the consummation of the Charter Amendment or the Merger;

●
the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, as of the date of the closing of the Merger (except to the extent that any such representation or warranty expressly speaks as of an earlier date); and

●
compliance in all material respects with the covenants and obligations contained in the Merger Agreement required to be performed and complied with at or prior to closing. In addition, the obligation of KNX and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement).

The closing of the Merger is not subject to a financing condition. Under the terms of the Merger Agreement, consummation of the Merger will occur on the third business day following the satisfaction or waiver of the conditions to closing of the Merger other than those conditions to be satisfied at closing.

Each of USX, KNX and Merger Sub have made customary representations and warranties and covenants in the Merger Agreement.
In addition, USX has agreed to customary covenants regarding the operation of the business of USX and its subsidiaries prior to the Effective Time.
The Merger Agreement contains covenants that USX will not, directly or indirectly, (i) solicit, initiate, propose, or induce the making, submission, or announcement of, or knowingly encourage, facilitate, or assist, any offer, inquiry, indication of interest, or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement); (ii) furnish to any third party any non-public information relating to USX or any of its subsidiaries or afford to any third party access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of USX or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission, or announcement of, or to knowingly encourage, facilitate, or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any third party with respect to an Acquisition Proposal or with respect to any inquiries from third parties relating to any offer, indication of interest, or proposal relating to an Acquisition Proposal; (iv) approve, endorse, or recommend any offer, inquiry, indication of interest, or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other contract  relating to an Acquisition Proposal or Acquisition Transaction (as defined in the Merger Agreement), other than, in each case, an Acceptable Confidentiality Agreement (as defined in the Merger Agreement); or (vi) authorize or commit to do any of the foregoing.
Notwithstanding these limitations, prior to obtaining the Requisite Stockholder Approval, if (i) USX has received an Acquisition Proposal that was not the result of any material breach of Section 5.4(a) of the Merger Agreement and (ii) the USX Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would be reasonably likely to lead to a Superior Proposal and the failure to take certain actions regarding such Acquisition Proposal would be inconsistent with its fiduciary duties under applicable law then USX, the USX Special Committee, and USX representatives are permitted, subject to the terms and conditions set forth in the Merger Agreement, to (i) participate or engage in discussions or negotiations with the party making the Acquisition Proposal (including affording such party access to the business, properties, assets, books, records, or other non-public information, or to any personnel, of USX or its subsidiaries), and (ii) terminate the Merger Agreement and change its recommendation to USX’s stockholders regarding the vote to approve the Merger Agreement in connection with a Superior Proposal (subject to certain notification and matching rights in favor of KNX).
The Merger Agreement contains certain termination rights for the parties, including the right of either party, subject to specified limitations, to terminate the Merger Agreement if the Merger is not consummated by December 20, 2023 (the “Termination Date”).
The Merger Agreement provides that USX will be required to pay KNX a termination fee of $6.3 million (the “Termination Fee”) if USX terminates the Merger Agreement within 45 days of signing of the Merger Agreement (or such extended period if required to comply with the Notice Period (as defined in the Merger Agreement)) to enter into an acquisition agreement with respect to a Superior Proposal.  After such initial period, the Termination Fee payable by USX is increased to $12.6 million and becomes payable if USX terminates the Merger Agreement to accept a Superior Proposal, if KNX terminates the Merger Agreement following a change in recommendation by the USX Special Committee and in other customary circumstances.
The foregoing description of the Merger Agreement, the Merger, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Rollover Agreement and Limited Liability Company Agreement
In connection with the Merger, USX’s Executive Chairman, Max L. Fuller, and USX’s Chief Executive Officer, William E. Fuller, and certain of their Affiliates, including without limitation, FSBSPE 1, LLC, FSBSPE 2, LLC, FSBSPE 3, LLC, Fuller Family Enterprises, LLC, Max L. Fuller 2008 Irrevocable Trust FBO William E. Fuller, and Max Fuller Family Limited Partnership (collectively, the “Rollover Holders”) will roll over approximately one-third of their USX Common Stock (the “Rollover Shares”) as set forth in a separate Rollover Agreement (the “Rollover Agreement”). The Rollover Shares will not be converted into the right to receive the Per Share Price, but instead, immediately prior to the Effective Time, will be contributed to Liberty Holdings Topco LLC, a Delaware limited liability company (“Holdings”), in exchange for membership interests intended to be approximately equivalent to a 10% equity position in the entity that will hold the USX business unit of KNX after consummation of the Merger (the “USX Unit”). Under the amended and restated limited liability company operating agreement (the “LLC Agreement”), the membership interests received by the Rollover Holders will be granted limited consent rights, and will be subject to certain optional and mandatory purchase provisions during the five-year period post-closing. One class of membership interests will be subject to put and call rights at a defined fair market value measure in favor of the Rollover Holders and KNX, respectively and will be purchased by KNX at that defined fair market value measure if outstanding at the fifth anniversary of the Merger. In order for the put right to become exercisable, it is subject to a $175 million minimum adjusted operating income threshold for the USX Unit. In addition, KNX will have a call right, exercisable only within the first 15 months after closing, at an exercise price of approximately $140 million. The second class of membership interests will be repurchased by KNX for $40 million if the USX Unit achieves $250 million in adjusted operating income for a trailing annual period at or prior to the fifth anniversary of closing. If such threshold is not met, the second class of interests will be forfeited for no value.
The Rollover Agreement also contains certain non-compete and non-solicit restrictive covenants, which limit the Rollover Shareholders’ actions, for a period of five years, with respect to the transportation industry and the businesses of USX, KNX, and their subsidiaries.
The Rollover Agreement terminates upon the earliest to occur of (i) the valid termination of the Merger Agreement in accordance with its terms or (ii) the mutual written consent of KNX and the Rollover Holders.
The foregoing description of the Rollover Agreement and the LLC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rollover Agreement and the form of LLC Agreement, copies of which are attached hereto as Exhibit 99.1 and 99.2 respectively, and incorporated by reference herein.

Support Agreement
The Rollover Holders collectively hold approximately 58% of the voting power of USX Common Stock.
In connection with the Merger, the Rollover Holders have each entered into an Irrevocable Proxy and Agreement (the “Support Agreement”), pursuant to which, among other things, the Rollover Holders have granted an irrevocable proxy in favor of the USX Special Committee (acting as a majority) to vote the shares owned by the Rollover Holders: (i) in favor of (a) the approval of the Charter Amendment, (b) the adoption of the Merger Agreement and the approval of the Merger, (c) the approval of any advisory proposal with respect to “golden parachute compensation,” (d) the approval of any proposal to adjourn or postpone any stockholder meeting relating to the Merger to a later date if USX proposes or requests such postponement or adjournment, and (e) the approval of any other proposal to be voted upon or consented to by USX stockholders at any stockholder meeting relating to the Merger or at other meeting of stockholders or in respect of any proposed action by written consent, the approval of which is necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement, but only to the extent that such Rollover Shares are entitled to be voted on or consent to such proposal, and (ii) against (a) any proposal, action, or agreement that would reasonably be expected to result in a breach of any covenant, representation, or warranty or other obligation or agreement of USX contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (b) any proposal to amend the articles of incorporation or bylaws of USX, other than the Charter Amendment, (c) any Acquisition Proposal, (d) any reorganization, dissolution, liquidation, winding up, or similar extraordinary transaction involving USX (except as contemplated by the Merger Agreement), and (e) any other proposal, action, or agreement that would reasonably be expected to prevent or materially impede or materially delay the approval of the Charter Amendment or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.
Under the Merger Agreement, USX has agreed to (i) cause the proxy holder to cause the shares subject to the Support Agreement to appear at and be counted as present for purposes of establishing a quorum and to vote or consent pursuant to the terms of the Support Agreement, and (ii) enforce the terms of the Support Agreement, and not amend, modify, waive, or terminate any provision of the Support Agreement without the prior written consent of KNX.
The Support Agreement terminates upon the earliest to occur of (i) the valid termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time.
The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated by reference herein.
Cautionary Statement Regarding Disclosures
The Merger Agreement, the Rollover Agreement, the LLC Agreement, and the Support Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms. These documents are not intended to provide any other factual information about USX, KNX, Merger Sub, Holdings, or their respective affiliates. The representations, warranties, and covenants contained in such documents were made only for purposes of such documents as of the specific dates specified therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in KNX’s or USX’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the Rollover Agreement, the LLC Agreement, the Support Agreement, and the other information regarding USX, KNX, Merger Sub, and Holdings, and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that USX will file in connection with the Merger Agreement and the transactions contemplated thereby, as well as in the other filings that KNX and USX will make with the U.S. Securities and Exchange Commission (the “SEC”).
Cautionary Statement Regarding Forward-Looking Statements
The information contained in this Current Report and the exhibits hereto are “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 that provides a safe harbor for forward-looking statements, including statements relating to the completion of the transaction, all statements that do not relate solely to historical or current facts, and expectations, intentions or strategies regarding the future. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “ongoing,” “goal,” “can,” “seek,” “designed,” “likely,” “foresee,” “forecast,” “project,” “hope,” “strategy,” “objective,” “mission,” “continue,” “outlook,” “potential,” “feel,”  and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Statements in this announcement that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed transaction with U.S. Xpress and the associated integration plans, expected synergies and revenue opportunities, expected branding, anticipated future operating performance and results of Knight-Swift, including statements regarding anticipated earnings, margins, and cash flows, anticipated future liquidity, anticipated availability of future resources, financial or otherwise, anticipated growth opportunities, anticipated fleet size, the availability of the merger consideration, the expected management and governance of U.S. Xpress following the transaction and the expected timing of the closing of the proposed transaction and other transactions contemplated by the proposed transaction. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Knight-Swift or U.S. Xpress or both of them to terminate the Merger Agreement, including circumstances requiring U.S. Xpress to pay Knight-Swift a termination fee pursuant to the merger agreement; the failure to obtain applicable regulatory or U.S. Xpress stockholder approval in a timely manner or otherwise; the risk that the transaction may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed transaction; risks related to the ability of Knight-Swift and U.S. Xpress to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Knight-Swift’s or U.S. Xpress’ current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Knight-Swift’s or U.S. Xpress’ ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued and sufficient availability of capital and financing; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Knight-Swift’s and/or U.S. Xpress’ common stock or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Knight-Swift and U.S. Xpress to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, affiliated persons or officers and/or regulatory actions related to the proposed transaction, including the effects of any outcomes related thereto; risks related to changes in accounting standards or tax rates, laws or regulations; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities (including effects of the conflict in Ukraine), cyber-attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Knight-Swift’s or U.S. Xpress’ business, financial condition and results of operations, as well as the response thereto by each company; and other business effects, including the effects of industry, market, economic (including the effect of inflation), political or regulatory conditions. Also, Knight-Swift’s and U.S. Xpress’ actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Knight-Swift’s and U.S. Xpress’ respective SEC filings, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Knight-Swift’s or U.S. Xpress’ respective most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 and Knight-Swift’s and U.S. Xpress’ Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Knight-Swift’s or U.S. Xpress’ forward-looking statements. Knight-Swift’s or U.S. Xpress’ respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding Knight-Swift’s proposed transaction with U.S. Xpress, future events and operating performance, and are applicable only as of the dates of such statements. Neither Knight-Swift nor U.S. Xpress assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

ITEM 8.01	OTHER EVENTS
On March 21, 2023, KNX and USX announced that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated by reference herein.
Also on March 21, 2023, KNX and USX each posted a joint investor presentation to their respective investor relations websites related to the transactions contemplated by the Merger Agreement. The presentation is attached hereto as Exhibit 99.5.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of March 20, 2023, by and among KNX, USX, and Merger Sub.*
Exhibit 99.1	Rollover Agreement.
Exhibit 99.2	Form of LLC Agreement.
Exhibit 99.3	Support Agreement.
Exhibit 99.4	Press release announcing the Merger Agreement, dated as of March 21, 2023.
Exhibit 99.5	Investor presentation dated March 21, 2023 regarding the Merger Agreement, the Merger, and the transactions contemplated thereby.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. KNX hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

The information contained in Items 8.01 and 9.01 of this Current Report, including the exhibits hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date: March 21, 2023	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer